Exhibit 99.1




FOR IMMEDIATE RELEASE

               Great Pines Water Company Inc. Latest Developments

HOUSTON, Texas (July 28, 1998) -- Great Pines Water Company Inc. (GPWC) today reported that the Company's Common Stock will not be listed on The Nasdaq SmallCap Market effective with the close of business July 28, 1998. The securities of the Company will be eligible to trade on the National Association of Securities Dealers Over The Counter Electronic Bulletin Board effective July 29, 1998.

Additionally, the Company reported that consideration of $933,000 was paid to GPWC in behalf of a lawsuit settlement.

Great Pines Water Company Inc. processes, bottles and distributes non-sparkling bottled water, under the "Texas Premium Waters" brand name, to commercial and residential customers in Houston and Dallas/Fort Worth. Three different types of water products -- spring water, purified water and drinking water are available in five gallon bottles, and customers generally lease water dispensers form the Company.

FOR FURTHER INFORMATION, PLEASE CONTACT ROBERT A. HAMMOND, JR., PRESIDENT AND CHIEF EXECUTIVE OFFICER OR KEVIN F. VIGNEAUX, CHIEF FINANCIAL OFFICER AT
(713) 864-6688.

                                     # # #





                                      2